Exhibit 99.1
May 28, 2008
Investors May Contact:
Kevin Stitt, Bank of America, 704.386.5667
Lee McEntire, Bank of America, 704.388.6780
Leyla Pakzad, Bank of America, 704.386.2024
Reporters may contact:
Bob Stickler, Bank of America 1.704.386.8465
robert.stickler@bankofamerica.com
Bank of America Announces New Consumer Banking Structure to Drive Growth
Barbara Desoer to run combined Bank of America and Countrywide mortgage and home equity businesses
CHARLOTTE — Bank of America today announced that it is creating a new consumer banking management structure to enable the company to more effectively tap the growth potential in key product segments.
Under the new structure, three of the company’s most seasoned executives will run the three key consumer businesses — deposits, card and consumer real estate. All three will report to Ken Lewis, chairman and chief executive officer, and will be executive officers of the corporation.
Barbara Desoer, who has been Chief Technology and Operations Officer, will now be President of the consumer real estate operations of Countrywide Financial Corporation and Bank of America when they are combined. She will be based in Calabasas, California. David Sambol, president of Countrywide Financial Corporation, will retire after assisting Desoer with the transition.
Liam McGee will continue to be President, Consumer and Small Business Bank, including the company’s deposits, banking centers, ATM network, ecommerce, telephone banking and small business functions. He will continue to operate from Charlotte, North Carolina.
Bruce Hammonds will be President, Credit Card and Unsecured Lending, which includes U.S. and Europe consumer and business credit card operations and unsecured lending. He will continue to be based in Wilmington, Delaware.
“These changes reflect our commitment to aligning our best talent to our greatest growth opportunities,” Lewis said. “We are focusing our consumer organization to drive growth in our three largest and most critical consumer profit pools — deposits, card and mortgage,” Lewis said. “These three talented executives will work together to deliver integrated sales, service and fulfillment to our customers.”
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Lewis noted that studies by both the company and external research firms continue to confirm that the largest pool of potential economic profit for financial services companies in the world is providing banking services for consumers in the United States.
“One of the largest differentiators for Bank of America is our unique leadership positions in the cornerstone products of a consumer’s financial relationship: deposits, debit and credit card, and home lending,” Lewis said. “These are also the largest revenue and profit opportunities in U.S. financial services. We are the market share leader in deposits. We have the leading U.S. market share in the most important payment devices, credit card and debit card. The Countrywide acquisition will create a leading position in home financing.
“We have the best opportunity in banking to grow those businesses based on our advantages of scale, convenience, financial strength and innovation. We also have the most recognized financial brand in retail banking.”
Lewis noted that deposits and card currently account for about 95 percent of the profit of Global Consumer and Small Business Banking, which itself accounts for well over 60 percent of Bank of America Corporation’s earnings. He said the future success of the mortgage business will both help balance consumer banking’s earnings and provide a greater opportunity to deepen share of customers’ wallets.
Noting how critical the success of the Countrywide acquisition is to Bank of America, Lewis said that he decided that putting an experienced Bank of America executive in charge of mortgage is the right decision.
“Current economic and business conditions have highlighted the need for strong and focused executive leadership with a deep understanding of the Bank of America culture and operating model,” Lewis said. “Barbara Desoer is an ideal person to lead our mortgage business forward. She previously operated a predecessor bank branch system in California and also previously headed Consumer Products (including mortgage) and Marketing at our company. She understands the challenges and has a demonstrated track record of getting results.”
Global Technology and Operations aligned
Fully dedicated technology and operations organizations within the company will now become part of the business lines. This will allow even more focused end-to-end management of the business by aligning business strategies with core supporting operations.
Technology activities which support the entire company such as network computing, information analytics, global delivery, information security and business continuity, will align under Marc Gordon, who has been named Chief Technology Officer reporting to Joe Price, Chief Financial Officer.
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“Our business strategies demand early involvement of our technology teams to plan, build and execute capabilities required to deliver greater value to our customers and shareholders,” said Lewis. “By having the technology groups reporting directly into those businesses, we can focus their efforts, get to market quickly and integrate effectively.”
Biographies
Liam E. McGee, 53, is president of Global Consumer and Small Business Banking for Bank of America, which serves 59 million consumer and small business households in the United States, Canada and parts of Europe.
His responsibilities include a distribution network of more than 6,100 domestic banking centers and the nation’s No.1 Online Banking service and ATM network; a $350 billion deposits business; a Small Business Banking organization ranked No. 1 in SBA lending nationally and in most major U.S. urban markets.
He reports to Chief Executive Officer Ken Lewis and is a member of the corporation’s Management Operating Committee.
He joined Bank of America in 1990 and has broad leadership experience in consumer and commercial banking, as well as technology and operations. McGee led the California Consumer Bank, and Corporate Technology & Operations, before he was named president, Bank of America California. In 2001, he was appointed president of the Bank of America Consumer Bank.
Active in civic affairs and education, McGee is a member of the National Urban League Board of Trustees. He also served recently on the Arts & Science Council Board of Directors in Charlotte, North Carolina;,.as chairman of both the University of San Diego Board of Trustees and the United Way of Greater Los Angeles, and two terms as a director of the Federal Reserve Bank of San Francisco.
A native of County Donegal, Ireland, McGee grew up in Southern California and speaks Spanish fluently. He is a graduate of the University of San Diego, with a master’s degree in business administration from Pepperdine University and a law degree from Loyola Law School.
Barbara J. Desoer, 55, is Chief Technology & Operations Officer for Bank of America. She reports to Chief Executive Officer Ken Lewis and is a member of the corporation’s Management Operating Committee.
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Desoer leads strategy development and execution for the bank’s global technology platforms and operations capabilities, including management of chief information officers aligned to Bank of America’s core businesses. She also oversees Corporate Workplace, Service and Fulfillment Operations, Information Protection and Business Continuity, Quality & Productivity and Enterprise Transition activities. Desoer also leads the company’s industry-leading payments strategy, which accounts for over a quarter of all payment transactions in the United States.
Desoer previously served as Consumer Products Executive for Bank of America, with responsibilities for Card Services, Consumer Deposit Products, Consumer Real Estate and Insurance businesses, as well as the Consumer Risk Operations Group.
Desoer joined the bank in 1977. She held leadership roles in Commercial Lending, Credit Administration and Retail Banking before being named group executive vice president with responsibilities for the California Retail Banking Group in 1996. In 1998 she was promoted to president of Northern California banking. Desoer was Marketing executive from 1999 to 2001, when she was named Consumer Products Executive. She was named Chief Technology & Operations Officer in 2005.
Desoer received a bachelor’s degree in mathematics from Mount Holyoke College and a master’s degree in business administration from the University of California at Berkeley.
In 2007, Desoer was recognized by US Banker, ranking third in their annual ranking of the “25 Most Powerful Women in Banking,” and as the “2007 Business Leader of the Year” by the Haas School of Business at the University of California at Berkeley.
She serves on the Board of Trustees at Mount Holyoke College, the Advisory Council of the Haas School of Business at the University of California at Berkeley, the Board of Directors of Novant Healthcare and the Board of Trustees of the Providence Day School in Charlotte.
Bruce Hammonds, 60, is president of Bank of America Card Services. He is a member of the bank’s Management Team, Asset Quality and Credit Risk Committees.
In his current role, Hammonds runs the largest credit card portfolio in the United States with more than 40 million active customers. He is also responsible for the company’s unsecured lending and international card businesses. In total, he oversees more than $200 billion in managed loans with an emphasis on customers, products, new marketing channels and opportunities for global expansion.
Hammonds joined the company in January 2006 after serving as president and Chief Executive Officer of the MBNA Corporation. Hammonds was a founding member of the management team that established MBNA in 1982 and has over 35 years of management experience in consumer lending.
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Also involved in civic affairs, Hammonds is a director of the Delaware Business Roundtable, where he serves as chairman of the Roundtable’s Education Committee. Additionally, he is a member of the Board of Trustees for Goldey-Beacom College in Wilmington, Delaware.
Hammonds is a member of the Advisory Council to the President of the University of Baltimore. Formerly, he was a director of the Financial Services Roundtable and served on the Federal Reserve Board’s Advisory Council. He is a graduate of the University of Baltimore with a B.S. in Business.
Hammonds and his family live in Wilmington, Delaware.
Bank of America
Bank of America is one of the world’s largest financial institutions, serving individual consumers, small and middle market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk-management products and services. The company provides unmatched convenience in the United States, serving more than 59 million consumer and small business relationships with more than 6,100 retail banking offices, nearly 18,500 ATMs and award-winning online banking with nearly 25 million active users. Bank of America is the No. 1 overall Small Business Administration (SBA) lender in the United States and the No. 1 SBA lender to minority-owned small businesses. The company serves clients in more than 150 countries and has relationships with 99 percent of the U.S. Fortune 500 companies and 83 percent of the Fortune Global 500. Bank of America Corporation stock (NYSE: BAC) is a component of the Dow Jones Industrial Average and is listed on the New York Stock Exchange.
www.bankofamerica.com
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